SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) March 4, 2016
Dolphin Digital Media, Inc.
(Exact Name of Registrant as Specified in its Charter)

Florida	0-50621	86-0787790
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2151 Le Jeune Road, Suite 150-Mezzanine Coral Gables, FL	33134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 774-0407

Registrant’s facsimile number, including area code: (954) 774-0405

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 4, 2016, Dolphin Digital Media, Inc. (the “Company”) entered into a subscription agreement (the “Subscription Agreement”) with Dolphin Entertainment, Inc., (“Dolphin Entertainment”) holder of that certain outstanding promissory note dated December 31, 2011 (the “Note”) issued by the Company to Dolphin Entertainment. Pursuant to the terms of the Subscription Agreement, the Company and Dolphin Entertainment agreed to convert the $3,073,410 aggregate amount of principal and interest outstanding under the Note into shares of common stock of the Company, par value $0.015 per share (the “Common Stock”). On March 4, 2016, Dolphin Entertainment converted the principal balance of the Note, together with accrued interest, into an aggregate of 12,293,640 shares of Common Stock at $0.25 per share as payment in full of the Note. William O’Dowd, President, Chairman and Chief Executive Officer of the Company is the founder, president and sole shareholder of Dolphin Entertainment.

The shares of Common Stock were issued in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 3(a)(9).

The Subscription Agreement entered into by the Company and Dolphin Entertainment is filed herewith as Exhibit 10.10 and is incorporated herein by reference. The foregoing description of the Subscription Agreement is not complete and is qualified in its entirety by reference to Exhibit 10.10.

Item 2.01 Completion of Acquisition or Disposition of Assets

On March 7, 2016 the Company, DDM Merger Sub, Inc., a Florida corporation and a direct wholly-owned subsidiary of the Company (“Merger Subsidiary”), Dolphin Entertainment and Dolphin Films, Inc., a Florida corporation and a direct wholly-owned subsidiary of Dolphin Entertainment (“Dolphin Films”), completed their previously announced merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated October 14, 2015 (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, Merger Subsidiary merged with and into Dolphin Films (the “Merger”) with Dolphin Films surviving the Merger. As a result of the Merger, the Company acquired Dolphin Films. At the effective time of the Merger, each share of Dolphin Films’ common stock, par value $1.00 per share, issued and outstanding, was converted into the right to receive the consideration for the Merger (the “Merger Consideration”). The Company issued 2,300,000 shares of Series B Convertible Preferred Stock, par value $0.10 per share, and 1,000,000 shares of Series C Convertible Preferred Stock, par value $0.001 per share to Dolphin Entertainment as the Merger Consideration.

William O’Dowd is the President, Chairman and Chief Executive Officer of the Company and, as of March 4, 2016, is the beneficial owner of 52.5% of the outstanding shares of Common Stock. In addition, Mr. O’Dowd is the founder, president and sole shareholder of Dolphin Entertainment, which is the sole shareholder of Dolphin Films. The Merger Consideration was determined as a result of negotiations between Dolphin Entertainment and a special committee of independent directors of the Board of Directors of the Company (the “Special Committee”), with the assistance of separate financial and legal advisors selected and retained by the Special Committee.   The Special Committee unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, were fair to and in the best interests of the shareholders of the Company other than Mr. O’Dowd, and that it was advisable for the Company to enter into the Merger Agreement. The Merger was consummated following the approval and adoption of the Merger Agreement by the Company’s shareholders.

The foregoing summary of the transactions contemplated by the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was attached as Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 19, 2015, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The issuance by the Company of shares of Common Stock to Dolphin Entertainment, Inc. pursuant to the Subscription Agreement was made in reliance upon the exemption from registration requirements in Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial information required pursuant to Item 9.01(a) of Form 8-K will be filed within 71 calendar days after the date on which this report on Form 8-K must be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information required pursuant to Item 9.01(b) of Form 8-K will be filed within 71 calendar days after the date on which this report on Form 8-K must be filed.

Exhibit No.	Description
2.2
Agreement and Plan of Merger, dated as of October 14, 2015, by and among Dolphin Digital Media, Inc., DDM Merger Sub, Inc. Dolphin Films, Inc. and Dolphin Entertainment, Inc. (incorporated by reference to Exhibit 2.2 of Dolphin Digital Media, Inc.’s Current Report on Form 8-K filed with the SEC on October 19, 2015.)

10.10	Subscription Agreement by and between Dolphin Digital Media, Inc. and Dolphin Entertainment, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DOLPHIN DIGITAL MEDIA, INC.

Date: March 10, 2016	By:	/s/ Mirta A. Negrini
Mirta A. Negrini
Chief Financial and Operating Officer